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                                                                    EXHIBIT 10.1

                              AMENDED AND RESTATED
                          SECURITIES PURCHASE AGREEMENT

         AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT (the
"AGREEMENT"), dated as of July 8, 1998, by and among Queen Sand Resources, Inc., a Delaware corporation (the "COMPANY"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "BUYER" and collectively, the "BUYERS").


         WHEREAS:

         A. The Company and certain of the Buyers are parties to that certain Securities Purchase Agreement, dated as of June 25, 1998 (the "ORIGINAL AGREEMENT"), pertaining to the purchase of the Securities (as defined below);

         B. The parties hereto desire to amend, supersede and restate in its entirety the Original Agreement in order to amend certain terms and conditions therein and to substitute certain Buyers;

         C. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 ACT"); and

         D. The Buyers wish, severally and not jointly, to purchase, upon the terms and conditions stated in this Agreement, (i) initially an aggregate of that number of shares of the Company's common stock, par value $.0015 per share (the "COMMON STOCK"), equal to $25,000,000 (U.S.) divided by the Purchase Price (as defined below) (the "INITIAL COMMON SHARES") in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers attached hereto, (ii) the right with respect to each Initial Common Share (the "REPRICING RIGHT") to require the Company, subject to the terms and conditions set forth herein, to issue the Buyers additional shares of Common Stock (the "REPRICING COMMON SHARES") as described in Section 5 and (iii) warrants in the form of Exhibit C attached hereto (the "WARRANTS"), entitling the holders thereof to acquire from time to time from the Closing Date through the third anniversary thereof an aggregate of 500,000 shares of Common Stock at an exercise price (subject to adjustment as provided therein) equal to 110% of the Purchase Price (the "WARRANT SHARES"). The Initial Common Shares, the Warrants, the Warrant Shares, the Repricing Rights, the Repricing Common Shares and any shares of common stock issued as payment of Registration Delay Payments (as defined in the Registration Rights Agreement, as defined below) collectively are referred to in this Agreement as the "SECURITIES"). The aggregate purchase price for the Securities shall be up to $25,000,000 (U.S.).
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         NOW THEREFORE, the Company and the Buyers hereby agree as follows:

         1.       PURCHASE AND SALE OF COMMON SHARES.

                  a. The Closing. Subject to the satisfaction (or waiver) of the conditions set forth in Section 9 and Section 10, the date and time of the issuance and sale of the Initial Common Shares, Repricing Rights and Warrants pursuant to this Agreement (the "CLOSING DATE") shall be 9:00 a.m. (New York City time) on the date of the closing of the High Yield Offering (as defined below), but not later than July 8, 1998, or such other date and time as mutually agreed by the Buyers and the Company. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall occur on the Closing Date at the offices of Robinson Silverman Pearce Aronsohn & Berman, 1290 Avenue of the Americas, New York, New York 10104, or at such other location as may be agreed to the by parties.

                  b. Purchase of Securities. Subject to satisfaction (or waiver) of the conditions set forth in Sections 9 and 10 and to any escrow agreement mutually agreeable to the parties governing the release of the items referenced in this Section, at the Closing (1) the Company shall deliver to or as directed by each Buyer (i) a stock certificate, registered in the name of such Buyer or such Buyer's designee (all such certificates are collectively, the "STOCK CERTIFICATES") representing the number of Initial Common Shares to be acquired at the Closing by such Buyer (which shall equal the dollar amount of Initial Common Shares to be acquired at the Closing by each Buyer, as set forth on the Schedule of Buyers attached hereto, divided by the lesser of (x) $7.00 (U.S.) and (y) the average Closing Bid Price of the Common Stock during the five consecutive Trading Days immediately preceding the Closing Date (such price per share being the "PURCHASE PRICE")), (ii) a Warrant entitling such Buyer to acquire such Buyer's pro rata portion of the Warrant Shares (determined by reference to such Buyer's pro rata portion of the aggregate Purchase Price being paid at Closing), (iii) one Repricing Right for each Initial Common Share issued at the Closing to such Buyer (which shall be deemed incorporated and part of each Initial Common Share issued), and (iv) all other instruments and writings required to have been delivered at or prior to the Closing by the Company pursuant to this Agreement, including without limitation, an executed Registration Rights Agreement, dated as of the Closing Date, between the Company and the Buyers in the form of Exhibit D attached hereto (the "REGISTRATION RIGHTS AGREEMENT"); and (2) each Buyer shall deliver or cause to be delivered to the Company (i) by wire transfer of immediately available funds in accordance with the Company's written wire instructions, the Purchase Price for the Securities being acquired by it at the Closing (determined by reference to the Schedule of Buyers attached hereto); and (ii) all documents, instruments and writings required to have been delivered at or prior to the Closing by such Buyer pursuant to this Agreement, including, without limitation, an executed Registration Rights Agreement.

                  c. Closing Bid Price. For purposes of this Agreement, "CLOSING BID PRICE" means, for any security as of any date, the last closing bid price for such security on The Nasdaq SmallCap Market as reported by Bloomberg Financial Markets ("BLOOMBERG"), or, if The Nasdaq SmallCap Market is not the principal trading market for such security, the last closing bid price


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of such security on a Subsequent Market (as defined below) on which such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of a majority of the outstanding Common Shares and Repricing Rights (on an as exercised basis), including for purposes of this determination any Common Shares and Repricing Rights (on an as exercised basis) with respect to which the Purchase Price is being determined. If the Company and the holders of Common Shares and Repricing Rights are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 5(c)(iii) with the term "Closing Bid Price" being substituted for the term "Market Price." (All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period).

                  d. Trading Day. For purposes of this Agreement, "TRADING DAY" shall mean (a) a day on which the Common Stock is listed for trading on the Nasdaq SmallCap Market or on the New York Stock Exchange, American Stock Exchange or Nasdaq National Market (each a "SUBSEQUENT MARKET") or (b) if the Common Stock is not listed on the Nasdaq SmallCap Market or a Subsequent Market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) and (c) hereof, then a Trading Day shall be a Business Day.

                  f. Business Day. For purposes of this Agreement, "BUSINESS DAY" shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

         2.       BUYER'S REPRESENTATIONS AND WARRANTIES.

                  Each Buyer represents and warrants with respect to only itself that:

                  a. Investment Purpose. Such Buyer is acquiring the Securities to be issued or issuable to it hereunder for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum


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or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

                  b. Accredited Investor Status. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

                  c. Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

                  d. Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the completeness and accuracy of the materials provided to such Buyer by or on behalf of the Company with respect to the transactions contemplated hereby or on the Company's representations and warranties contained in this Agreement. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

                  e. No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

                  f. Transfer or Resale. Such Buyer understands that, except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that the Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, (C) such Buyer provides the Company with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("RULE 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances


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in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder, or (D) such transferee or assignee is an affiliate controlled by Buyer. Notwithstanding anything to the contrary contained in the Transaction Documents (as defined below), each Buyer shall be entitled to pledge the Securities in connection with a bona fide margin account. Notwithstanding anything to the contrary contained herein, the Company agrees that a Buyer may transfer Securities to an affiliate thereof or to an investment fund that is under common management with such Buyer or affiliate.

                  g. Authorization; Enforcement. This Agreement has been, and upon the Closing the Registration Rights Agreement will have been, duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer enforceable against such Buyer in accordance with its terms.

                  h. Residency. Such Buyer is a resident of that country or jurisdiction specified on the Schedule of Buyers.

         The Company acknowledges and agrees that the Buyers make no representations and warranties with respect to the transaction contemplated by this Agreement except for those specifically set forth in this Section 2.

         3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company represents and warrants to each of the Buyers that:

                  a. Organization and Qualification. The Company and its "Subsidiaries" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest representing 50% or more of the outstanding equity or similar interests (a complete list of which is set forth in Schedule 3(a)) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have or result in a Material Adverse Effect. As used in this Agreement, "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to


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be entered into in connection herewith or on the authority or ability of the
Company to perform its obligations in a timely manner under the Transaction Documents (as defined below).

                  b. Authorization; Enforcement; Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Warrants, the Registration Rights Agreement, and the Irrevocable Transfer Agent Instructions (as defined in
Section 8) (collectively, the "TRANSACTION DOCUMENTS"), and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Common Shares, the Repricing Rights and the Warrants and the reservation for issuance and the issuance of the Warrant Shares and the Repricing Common Shares issuable upon exercise of the Warrants and the Repricing Rights, respectively, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders generally (other than the consent of the stockholders that may be required by the applicable rules of the Nasdaq Stock Market, Inc., (iii) this Agreement has been, and upon execution by the Company and delivery of the other Transaction Documents, such other Transaction Documents will have been duly executed and delivered by the Company, and (iv) this Agreement constitutes, and upon execution and delivery by the Company of the other Transaction Documents, such other Transaction Documents will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

                  c. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, of which as of the date hereof, 24,323,718 shares were issued and outstanding, 3,000,000 shares are issuable and reserved for issuance pursuant to the Company's stock option and purchase plan and 16,971,836 shares are currently issuable pursuant to securities (other than the Repricing Rights and the Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock; and (ii) 50,000,000 shares of preferred stock, par value $0.01 per share, of which as of the date hereof, 9,610,400 shares were issued and outstanding and 9,600,00 shares are reserved for issuance. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(c), (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding debt securities; (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries; (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement); (v) there are no outstanding securities of the


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Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement; and (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement.

                  d. Issuance of Securities. The Common Shares, the Repricing Rights and the Warrants are duly authorized and, upon issuance in accordance with the terms hereof, shall be (i) validly issued, fully paid and non-assessable, (ii) free from all taxes, liens and charges with respect to the issue thereof and (iii) entitled to the rights set forth herein and the Warrants. 5,857,144 shares of Common Stock (subject to adjustment pursuant to the Company's covenant set forth in Section 4(f) below) have been duly authorized and reserved for issuance upon exercise of the Warrants and the Repricing Rights. Upon exercise in accordance with the Warrants or this Agreement, as the case may be, the Warrant Shares and the Repricing Common Shares, will be validly reserved and issued, duly listed, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The issuance by the Company of the Securities is exempt from registration under the 1933 Act.

                  e. No Conflicts. Except as disclosed in Schedule 3(e), the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Warrant Shares and the Repricing Common Shares) do not and will not (i) result in a violation of its Restated Certificate of Incorporation, as amended and as in effect on the date hereof (the "CERTIFICATE OF INCORPORATION"), any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the Company's Amended and Restated By-laws, as in effect on the date hereof (the "BY-LAWS"); (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party (except for such conflicts or defaults that individually or in the aggregate would not reasonably be expected to have or result in a Material Adverse Effect); or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such violations that individually or in the aggregate would not reasonably be expected to have or result in a Material Adverse Effect). Neither the Company nor its Subsidiaries is in violation of any term of or in default under (x) its Certificate of Incorporation, any Certificate of Designation, Preferences and Rights of any outstanding series of preferred stock or By-laws or their organizational charter or by-laws, respectively, or (y) any contract, agreement, mortgage, indebtedness, indenture, instrument,


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judgment, decree or order or any statute, rule or regulation applicable to the
Company or its Subsidiaries, except for defaults that individually or in the aggregate would not have Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance or regulation of any governmental entity other than violations that would not have a Material Adverse Effect. Except as specifically required by this Agreement and, the filing of a registration statement in accordance with the Registration Rights Agreement, the filing of a Form D with the Securities and Exchange Commission, filings required under applicable state securities or "blue sky" laws and filings and approvals required by The Nasdaq SmallCap Market, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. Except as disclosed in Schedule 3(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. Since May 27, 1997, the Company has not received notice (written or oral) from The Nasdaq SmallCap Market that the Company was not in compliance with the listing or maintenance requirements thereof. The Company is not in violation of the listing requirements of The Nasdaq SmallCap Market as in effect on the date hereof and on each of the Closing Dates and is not aware of any facts which would reasonably lead to delisting or suspension of the Common Stock by The Nasdaq SmallCap Market in the foreseeable future.

                  f. SEC Documents; Financial Statements. Since October 12, 1996, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 ACT") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC DOCUMENTS"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements to which the Company is a party or to which the property or assets of the Company are subject have been filed as exhibits to the SEC Documents as required. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated


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



financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end immaterial audit adjustments). No other written information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. Neither the Company nor any of its Subsidiaries or any of their officers, directors, employees or agents have provided the Buyers with any material, nonpublic information. The Company understands and confirms that the Buyers will be relying upon the foregoing representation in effecting transactions in the securities of the Company. The Company is, and at the Closing Date will be, eligible to register securities for resale with the Commission under Form S-3 promulgated under the Securities Act.

                  g. Absence of Certain Changes. Except as disclosed in the SEC Documents and except for general economic and industry conditions, since June 30, 1997, there has been no event, occurrence or development that has had or that could reasonably be expected to have or result in a Material Adverse Effect. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

                  h. Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, that could reasonably be expected to have or result in a Material Adverse Effect.

                  i. Acknowledgment Regarding Buyers' Purchase of Securities. The Company acknowledges and agrees that each of the Buyers is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any of the Buyers or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

                  j. No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general


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



advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

                  k. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of The Nasdaq Stock Market, Inc., nor will the Company or any of its Subsidiaries take any action or steps that would require registration of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

                  l. Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that relations with their employees are good. No executive officer (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company.

                  m. Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. None of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademarks, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secret or technical information by others and, there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its Subsidiaries regarding trademarks, trade name rights, patents, patent rights, inventions, copyrights, licenses, service names, service marks, service mark registrations, trade secrets or other infringement; and the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

                  n. Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS") other than violations which, individually or in the aggregate, would not have or result in a Material Adverse Effect, (ii) have received all material permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in material compliance with all terms and conditions of any such permit, license or approval.

                  o. Title. The Company and its Subsidiaries have good and marketable (or if applicable, defensible) title in fee simple to all real property and good and marketable (or if applicable, defensible) title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(p) or such as are customary in the oil and gas industry or such as would not have or result in a Material Adverse Effect. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are customary in the oil and gas industry or such as would not have or result in a Material Adverse Effect.

                  p. Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary for similarly-situated and sized companies in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

                  q. Regulatory Permits. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

                  r. Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, and (iii) access to assets is permitted only in accordance with management's general or specific authorization.

                  s. Investment Company. The Company is not, and is not controlled by or under common control with an affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  t. Tax Status. The Company and each of its Subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required to be filed by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) or in respect of tax obligations which are not material in amount and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

                  u. Certain Transactions. Except as set forth on Schedule 3(u) and in the SEC Documents filed at least ten days prior to the date hereof and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed on Schedule 3(c), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                  v. Dilutive Effect. The Company understands and acknowledges that the number of Repricing Common Shares issuable upon exercise of the Repricing Rights will increase in certain circumstances and could result in substantial dilution of the outstanding shares of Common Stock. The Company further acknowledges that its obligation to issue Repricing Common Shares upon exercise of the Repricing Rights in accordance with this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

                  w. Absence of Rights Agreement. The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

         4.       COVENANTS AND CERTAIN AGREEMENTS.

                  a. Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 9 and 10 of this Agreement.

                  b. Form D; Blue Sky Filings. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall take such action and make such filings as the Company shall reasonably determine is necessary and as required by applicable law to qualify the Securities for, or obtain exemption for the Securities for, sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers.

                  c. Furnishing of Information. So long as any Buyer owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the 1934 Act. So long as any Buyer owns Securities, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the 1934 Act, it will prepare and furnish to the Buyers and make publicly available in accordance with Rule 144(c) promulgated under the 1933 Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the 1934 Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the 1934 Act. The Company further covenants that it will take such further action as any holder of the Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Initial Common Shares, Warrant Shares and Repricing Shares without registration under the 1934 Act under Rule 144 promulgated under the Securities Act. Upon the request of any such holder, the Company shall deliver thereto a written certification of a duly authorized officer as to whether it has complied with such requirements.

                  d. Use of Proceeds. The Company will use the proceeds from the sale of the Securities for general working capital purposes or to repay indebtedness outstanding under the Company's Variable Rate Senior Third Secured Equity Bridge Notes due 2004.

                  e. Certain Information. The Company agrees to send the following to each Buyer during the Effectiveness Period (as defined in the Registration Rights Agreement): (i) within one Business Day of the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries, and (ii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

                  f. Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 150% of the number of shares of Common Stock needed to provide for the issuance of the Repricing Common Shares; provided, however, that the above requirement shall expire as to each Buyer on the Date of Repurchase at the Company's Election (as defined herein) to the extent of a Repurchase at the Company's Election, and the Warrant Shares (without regard to any limitations on the exercise of the Repricing Rights or Warrants).

                  g. Right of First Refusal. Subject to the exceptions described below, the Company and its Subsidiaries shall not negotiate or contract with any party for any equity financing (including any debt financing with an equity component) or issue any equity securities of the Company or any Subsidiary or securities convertible or exchangeable into or for equity securities of the Company or any Subsidiary (including debt securities with an equity component) in any form ("FUTURE OFFERING") during the period beginning on the date hereof and ending on and including the date which is 365 days after the Closing Date unless it shall have first delivered to each Buyer or a designee appointed by such Buyer written notice (the "FUTURE OFFERING NOTICE") describing the proposed Future Offering, including the terms and conditions thereof, and providing each Buyer an option to purchase up to its Aggregate Percentage (as defined below), as of the date of delivery of the Future Offering Notice, in the Future Offering (the limitation referred to in this sentence is referred to as the "CAPITAL RAISING LIMITATION"); provided, however, that the prohibition above shall expire as to a Buyer on the Date of Repurchase at the Company's Election of all of the Securities then held by such Buyer in respect of a Repurchase at the Company's Election as to such Buyer. For purposes of this Section 4(g), "AGGREGATE PERCENTAGE" at any time with respect to any Buyer shall mean the percentage obtained by dividing (i) the aggregate number of Common Shares purchased by such Buyer at the Closings by (ii) the aggregate number of Common Shares purchased by all Buyers at the Closings. A Buyer can exercise its option to participate in a Future Offering by delivering written notice thereof to participate to the Company within ten Business Days of receipt of a Future Offering Notice, which notice shall state the quantity of securities being offered in the Future Offering that such Buyer will purchase, up to its Aggregate Percentage, and that number of securities it is willing to purchase in excess of its Aggregate Percentage. In the event that one or more Buyers fail to elect to purchase up to each such Buyer's Aggregate Percentage then each Buyer which has indicated that it is willing to purchase a number of securities in excess of its Aggregate Percentage shall be entitled to purchase its pro rata portion (determined in the same manner as described in the preceding sentence) of the securities in the Future Offering which one or more Buyers have not elected to purchase. In the event the Buyers fail to elect to fully participate in the Future Offering within the periods described in this Section 4(g), the Company shall have 45 days thereafter to sell securities in the Future Offering to the extent that the Buyers' rights under this paragraph were not exercised, upon terms and conditions specified in the Future Offering Notice. In the event the Company has not sold such securities of the Future Offering within such 45 day period, the Company shall not thereafter issue or sell such securities without first offering such securities to the Buyers in the manner provided in this Section 4(g). The Capital Raising Limitation shall not apply to (i) a loan from a commercial bank or any affiliate of Enron Corp., a Delaware corporation, provided such loan does not have an equity component valued (as determined by a national investment bank mutually agreed upon by the Company and the holders of a majority of the outstanding Common Shares and Repricing Rights (on an as exercised basis)) in excess of 15% of the proceeds of such loan; (ii) any transaction involving the Company's issuances of securities (A) as consideration in a merger or consolidation with nonaffiliated entities, (B) in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or (C) as consideration for the acquisition of a business, product or license or other assets or any share in an oil or gas company by the Company; (iii) the issuance of Common Stock in a firm commitment, underwritten public offering with net proceeds to the Company of at least $35,000,000 (U.S.), (iv) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof, (v) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option plan, restricted stock plan, stock purchase plan or other plan or written compensation contract for the benefit of the Company's employees or directors, (vi) any bridge financing, provided such financing does not have an equity component valued (as determined by a national investment bank mutually agreed upon by the Company and the holders of a majority of the outstanding Common Shares and Repricing Rights (on an as exercised basis)) in excess of 15% of the proceeds of such bridge financing or
(vii) issuances of securities under any rights (a) pursuant to that certain Securities Purchase Agreement dated March 27, 1997 between the Company and Joint Energy Development Investments L.P. ("JEDI"), or (b) pursuant to the Subordinated Revolving Credit Loan Agreement, dated as of December 29, 1997, between the Company and Enron Capital & Trade Resources Corp., as agent. The Buyers shall not be required to participate or exercise their right of first refusal with respect to a particular Future Offering in order to exercise their right of first refusal with respect to later Future Offerings.

                  h. Listing. The Company shall list 9,428,573 shares of Common Stock in respect of the Securities within 10 days of the Closing Date and shall promptly secure the listing of all additional Registrable Securities not previously listed as such shares are issued (as defined in the Registration Rights Agreement) on the Nasdaq SmallCap Market and each other Subsequent Market on which the Common Stock is then listed or traded and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stock's authorization for listing on The Nasdaq SmallCap Market and any other Subsequent Market on which the Common Stock is then listed or traded or in connection with a Major Transaction (as defined below)). Neither the Company nor any of its Subsidiaries shall take any action which may result in the delisting or suspension of the Common Stock on the Nasdaq SmallCap Market or on any Subsequent Market on which the Common Stock is then listed or traded (other than to switch listings from The Nasdaq SmallCap Market to a Subsequent Market). The Company shall promptly provide to each Buyer copies of any notices it receives from The Nasdaq SmallCap Market or any other Subsequent Market on which the Common Stock is then listed or traded regarding the continued eligibility of the Common Stock for listing on such automated quotation system or securities exchange. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section.

                  i. Filing of Form 8-K. On or before the tenth (10th) Business Day following the Closing Date, the Company shall file a Form 8-K with the SEC describing the terms of the transaction contemplated by the Transaction Documents and consummated at such Closing, in each case in the form required by the 1934 Act.

                  j. Proxy Statement. On or before the 120th day after the Closing Date (the "PROXY STATEMENT TRIGGER DATE"), the Company shall provide each stockholder entitled to vote at the next meeting of stockholders of the Company, which meeting shall not be later than 60 days after the Proxy Statement Trigger Date (the "STOCKHOLDER MEETING DEADLINE"), a proxy statement, which has been previously submitted for reviewed by the Buyers and a counsel of their choice, soliciting each such stockholder's affirmative vote at such stockholder meeting for approval of the Company's issuance of all of the Securities as described in this Agreement (including the approval of issuances at a discount to market as may be required by the Rules of the Nasdaq Stock Market, Inc.), and the Company shall use its best efforts to solicit its stockholders' approval of such issuance of the Securities and cause the Board of Directors of the Company to recommend to the stockholders that they approve such proposal. Such proxy statement shall not seek approval of any matters other than the approval described in the preceding sentence and the election of directors. If the Company fails to hold a meeting of its stockholders by the Stockholder Meeting Deadline, then, as partial relief (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each Buyer an amount in cash equal to the product of (i) the aggregate Purchase Price paid by such Buyer multiplied by
(ii) .025; multiplied by (iii) the quotient of (x) the number of days after the Stockholder Meeting Deadline that a meeting of the Company's stockholders is not held, divided by (y) 30. The Company shall make the payments referred to in the immediately preceding sentence within five days of the earlier of (I) the holding of the meeting of the Company's stockholders, the failure of which resulted in the requirement to make such payments, and (II) the last day of each 30-day period beginning on the Stockholder Meeting deadline. In the event the Company fails to make such payments in a timely manner, such payments shall bear interest at the lesser of (i) the rate of 2.0% per month or (ii) the highest lawful rate (pro rated for partial months) until paid in full.

                  k. Exclusivity. The Company shall not offer, issue or sell Initial Common Shares, Repricing Rights or Warrants except to the Buyers who have executed this Agreement on the date hereof, except upon the prior written consent of the Buyers representing a majority of the aggregate Purchase Price set forth on the Schedule of Buyers attached hereto on the date hereof.

                  l. Limitation on Filing Registration Statements. The Company shall not file a registration statement (other than the Registration Statement (as defined in the Registration Rights Agreement), any registration statement required to be filed by the Company pursuant to any "demand registration right" outstanding as of the date of this Agreement or a registration statement on Form S-8) covering the sale or resale of shares of Common Stock with the SEC during the period beginning on the date hereof and ending on the 60th Trading Day after the date that the Registration Statement has been declared effective by the SEC, other than registration statements pertaining to securities issued in connection with acquisitions of or from unaffiliated parties or pursuant to a bona fide, firm commitment underwritten public offering.

                  m. Legends. The parties agree that the certificates or other instruments representing the Warrants and, until such time as the sale of the Common Shares, the Repricing Common Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the

Common Shares, the Repricing Common Shares and the Warrant Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT.

The legend set forth above shall be removed and the Company shall issue a certificate without any legend to the holder of the Securities upon which it is stamped, if (i) such Securities are registered for resale under the 1933 Act,
(ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in form acceptable to the Company, to the effect that a public sale, assignment or transfer of such Securities may be made without registration under the 1933 Act, or (iii) such holder provides the Company with reasonable assurances that such Securities can be sold without restriction pursuant to Rule 144(k). Any Repricing Shares and Warrant Shares issued at such time as when there is an effective registration statement covering such shares will not bear any restrictive legend. Each Buyer acknowledges, covenants and agrees to sell the Securities represented by a certificate(s) from which the legend has been removed, only pursuant to (i) a registration statement effective under the 1933 Act, or (ii) advice of counsel that such sale is exempt from registration required by Section 5 of the 1933 Act.

         5.       REPRICING COMMON SHARES.

                  a. Certain Defined Terms. For purposes of this Agreement, the following terms shall have the following meanings:

                  (i) "REPRICING PRICE" means, as of any date, (A) during the period beginning on and including the date which is 121 days after the Closing Date and ending on and including the date which is 150 days after the Closing Date, 124% of the Purchase Price, (B) during the period beginning on and including the date which is 151 days after the Closing Date and ending on and including the date which is 180 days after the Closing Date, 125% of the Purchase Price, (C) during the period beginning on and including the date which is 181 days after the Closing Date and ending on and including the date which is 210 days after the Closing Date, 126% of the Purchase Price, (D) during the period beginning on and including the date which is 211 days after the Closing Date and ending on and including the date which is 240 days after the Closing Date, 127% of the Purchase Price and (E) after the date which is 240 days after the Closing Date, 128% of the Purchase Price.

                  (ii) "MARKET PRICE" means, as of any date of determination, the lowest Closing Bid Price during the 15 consecutive Trading Days immediately preceding such date of determination. (All such determinations to be appropriately adjusted for any stock dividend, stock split, combination, recapitalization, reclassification or other similar transaction during such period.)

                  (iii) "REPRICING RATE" means the number of shares of Common Stock issuable upon exercise of each Repricing Right pursuant to
         Section 5(b) determined according to the following formula; provided that if the result of such formula is less than zero, then the result shall be deemed to be zero:

                     (Repricing Price - Market Price)
                    ----------------------------------
                               Market Price

                  b. Repricing Right. Subject to the provisions of Sections 5(d) and 5(e) below, at any time or times on or after the Closing Date, any holder of Repricing Rights shall be entitled to exercise any whole number of Repricing Rights for fully paid and nonassessable shares of Common Stock in accordance with Section 5(c), at the Repricing Rate. The Company shall not issue any fraction of a share of Common Stock upon any exercise of Repricing Rights. All shares of Common Stock (including fractions thereof) issuable upon exercise of more than one Repricing Right by a holder thereof shall be aggregated for purposes of determining whether the exercise would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share.

                  c. Mechanics of Exercise of Repricing Right. A holder of Repricing Rights shall exercise such rights in accordance with the following terms:

                  (i) Holder's Delivery Requirements. To exercise Repricing Rights for full shares of Common Stock on any date (the "EXERCISE DATE"), the holder thereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m. Eastern Time, on such date, a copy of a fully executed notice of exercise in the form attached hereto as Exhibit B (the "EXERCISE NOTICE") to the Company, and (B) surrender to a common carrier, for delivery to the Company as soon as practicable following such date, the originally executed Exercise Notice.

                  (ii) Company's Response. Upon receipt by the Company of a facsimile copy of an Exercise Notice, the Company shall promptly, but in no event later than one Trading Day after receipt, send, via facsimile, a confirmation of receipt of such Exercise Notice to such holder. Upon receipt by the Company of the originally executed Exercise Notice, the Company or the transfer agent for the Common Stock (the "TRANSFER AGENT") (as applicable) shall, two (2) Trading Days following the date of receipt, (I) issue and surrender to a common carrier for overnight delivery to the address specified in the Exercise Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled, or (II) credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account with The Depository Trust Company.

                  (iii) Dispute Resolution. In the case of a dispute as to the determination of the Market Price or the Repricing Price or the arithmetic calculation of the Repricing Rate, the Company shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within one Trading Day of receipt of such holder's Exercise Notice. If such holder and the Company are unable to agree upon the determination of the Market Price or the Repricing Price or arithmetic calculation of the Repricing Rate within one Business Day of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall within one Trading Day submit via facsimile (A) the disputed determination of the Market Price or Repricing Price to an independent, reputable investment bank, or (B) the disputed arithmetic calculation of the Repricing Rate to its independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than two Trading Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent manifest error.

                  (iv) Record Holder. The person or persons entitled to receive the shares of Common Stock issuable upon an exercise of Repricing Rights shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Exercise Date.

                  (v) Company's Failure to Timely Deliver Repricing Common Shares. If within three (3) Trading Days after the Company's receipt of the Exercise Notice the Company shall fail to issue a certificate (which shall be free of all restrictive legends other than those required by Section 4(m)) for the number of shares of Common Stock to which a holder is entitled or to credit the holder's balance account with The Depository Trust Company for such number of shares of Common Stock to which the holder is entitled upon such holder's exercise of the Repricing Rights, in addition to all other available remedies which such holder may pursue hereunder (including indemnification pursuant to Section 11 hereof), the Company shall pay additional damages to such holder on each date after such third (3rd) Trading Day that such exercise is not timely effected in an amount equal to 0.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the holder on a timely basis pursuant to Section 5(c)(ii) and to which such holder is entitled and (B) the Closing Bid Price of the Common Stock on the last possible date which the Company could have issued such Common Stock to such holder without violating Section 5(c)(ii). In addition, if the Buyer to whom the Company has failed to timely deliver the shares is forced to purchase (a "BUY-IN") other outstanding shares of Common Stock of the Company in order to cover a sale order by such Buyer, then the Company will be required to pay to such Buyer the positive difference between the price at which the Buyer bought its covering shares (inclusive of brokerage commissions, if any) and the sale price in respect of the shares sold by it.

         d. Exercise Restrictions. In addition to the termination provisions set forth in Section 5(e), the right of a holder of Repricing Rights to exercise such Repricing Rights to this Section 5 shall be limited as set forth below.

                  (i) Without the prior consent of the Company, a holder of Repricing Rights shall not be entitled to exercise an aggregate number of Repricing Rights from the Closing Date through the date of this determination in excess of the number of Repricing Rights which when divided by the number of Repricing Rights purchased by such holder would exceed (i) 0.00 for the period beginning on the Closing Date and ending on and including the date which is 120 days thereafter, (ii)
         0.25 for the period beginning on the date which is 121 days after the Closing Date and ending on and including the date which is 150 days after the Closing Date, (iii) 0.50 for the period beginning on and including the date which is 151 days after the Closing Date and ending on and including the date which is 180 days after the Closing Date,
         (iv) 0.75 for the period beginning on the date which is 181 days after the Closing Date and ending on and including the date which is 210 days after the Closing Date, and (v) 1.00 for the period beginning on and including the date which is 211 days after the Closing Date. All such periods shall be considered on a cumulative basis. Notwithstanding the foregoing, the exercise restriction set forth in this Section 5(d) shall cease to apply if an event constituting a Major Transaction or a Triggering Event (as defined in Section 8 below) shall have occurred or been publicly announced or if a Registration Statement shall not have been declared effective by the 120th day after the Closing Date.

                  (ii) Notwithstanding anything to the contrary in this Agreement, in no event shall any holder of Repricing Rights be entitled to exercise Repricing Rights in excess of that number of Repricing Rights which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of the Repricing Rights with respect to which the determination of the foregoing sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised Repricing Rights beneficially owned by the holder and its affiliates, and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the holder and its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 5(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. A holder may, as to itself only, waive the foregoing limitations by written notice to the Company upon not less than 61 days prior notice (with such waiver taking effect only upon the expiration of such 61 day notice period).

                  (iii) Notwithstanding anything to the contrary in this Agreement, in no event shall any holder of Repricing Rights be entitled to exercise Repricing Rights in excess of that number of Repricing Rights which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 9.99% of the outstanding shares of the Common Stock following such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of the Repricing Rights with respect to which the determination of the foregoing sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised Repricing Rights beneficially owned by the holder and its affiliates, and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the holder and its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 5(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. A holder may, as to itself only, waive the foregoing limitations by written notice to the Company upon not less than 61 days prior notice (with such waiver taking effect only upon the expiration of such 61 day notice period).

         e. Termination of Repricing Rights. Notwithstanding anything to the contrary herein, the right of a holder of Repricing Rights to exercise such Repricing Right shall terminate automatically and such holder shall have no further rights with respect to such Repricing Right (provided that the Company has complied with its obligations set forth in this Section 5 and Section 8) upon the earlier of the following:

                  (i) The date of the sale of the Common Share with respect to which such Repricing Right was acquired at any time prior to the date which is 120 days after the Closing Date on which such Repricing Right was acquired;

                  (ii) The date of the sale of the Common Share with respect to which such Repricing Right was acquired at any time on or after the date which is 120 days after the Closing Date on which such Repricing Right was acquired at a price equal to or greater than the Repricing Price in effect on the date of such sale;

                  (iii) The date immediately following the date which is one year after the date of the sale of the Initial Common Share with respect to which such Repricing Right was acquired; and

                  (iv) The date on which a holder of such Repricing Rights delivers written notice to the Company pursuant to Section 6(c) of such holder's election to terminate Repricing Rights selected by the Company for repurchase in lieu of the Company repurchasing such holder's related Initial Common Shares.

         f. Taxes. The Company shall pay any and all transfer taxes which may be imposed with respect to the issuance and delivery of shares of Common Stock upon the exercise of the Repricing Rights.

         g. Company's Right to Repurchase in Lieu of Issuing Repricing Common Shares. (i) Notwithstanding anything herein to the contrary, but subject to
Section 5(g)(v), at any time after the Closing Date on which a Repricing Right is acquired, the Company may elect to repurchase Repricing Rights exercised in lieu of issuing shares of Common Stock upon such exercise, provided that the average of the Closing Bid Prices on the five consecutive Trading Days immediately preceding the Exercise Date is not greater than $5.30 (U.S.) (subject to adjustment for stock splits, stock dividends, combinations, recapitalizations, reclassifications and other similar events) (a "COMPANY REPURCHASE IN LIEU OF EXERCISE"). If the Company is unable to repurchase all of the Repricing Rights submitted for exercise on a given date, the Company shall repurchase that number of Repricing Rights, from each holder of Repricing Rights submitted for exercise on such date, equal to such holder's pro-rata amount (based on the number of Repricing Rights held by such holder relative to the number of Repricing Rights outstanding) of all Repricing Rights submitted for exercise on such date.

                  (ii) Repurchase Price of Company Repurchase in Lieu of Exercise. The "REPURCHASE PRICE OF COMPANY REPURCHASE IN LIEU OF EXERCISE" shall be an amount per Repricing Right equal to the product of (A) the Repricing Rate of the Repricing Right on the Exercise Date and (B) the last reported sale price of the Common Stock (as reported by Bloomberg) on the Exercise Date.

                  (iii) Mechanics of Company Repurchase in Lieu of Exercise. The Company shall exercise its right to repurchase by delivering written notice by facsimile and overnight courier ("NOTICE OF COMPANY REPURCHASE IN LIEU OF EXERCISE") to (A) each holder of the Repricing Rights and (ii) the Transfer Agent. Such Notice of Company Repurchase in Lieu of Exercise shall confirm the time period during which the Company may effect Company Repurchase in Lieu of Exercise, which period shall begin on and include the date which is five Business Days after the date of receipt by all of the holders' of the Notice of Repurchase in Lieu of Exercise and shall end on and include the date which is 30 calendar days after the fifth Business Day following the date of receipt by all of the holders of the Notice of Repurchase in Lieu of Exercise (the "REPURCHASE IN LIEU OF EXERCISE PERIOD"). The Company may terminate a Repurchase in Lieu of Exercise Period at any time with respect to Repricing Rights which have not been submitted for exercise by delivering written notice of such termination to each holder of Repricing Rights by facsimile and overnight courier at least five days Business Days prior to the date of such termination. Any Repricing Rights submitted for exercise after the termination of the Repurchase in Lieu of Exercise Period shall be exercised in accordance with this
         Section 5.

                  (iv) Payment of Repurchase Price. The Company shall pay the applicable Repurchase Price of Company Repurchase in Lieu of Exercise to the holder of the Repricing Right being repurchased in cash within five Business Days after the Exercise Date. If the Company shall fail to pay the applicable Repurchase Price of Company Repurchase in Lieu of Exercise to such holder on a timely basis as described in this Section 5(g)(iv), in addition to any remedy such holder of Repricing Rights may have under this Agreement, such unpaid amount shall bear interest at the rate of the lesser of 2.0% per month or the maximum rate permitted by law, pro rated for partial months, until paid in full. Until the Company pays such unpaid applicable Repurchase Price of Company Repurchase in Lieu of Exercise in full to each holder, each holder of Repricing Rights submitted for exercise pursuant to this Section 5(g) and for which the applicable Repurchase Price of Company Repurchase in Lieu of Exercise has not been paid, shall have the option (the "VOID COMPANY REPURCHASE OPTION") to, in lieu of repurchase, to void such exercise of Repricing Rights for which the applicable Repurchase Price of Company Repurchase in Lieu of Exercise has not been paid, by sending written notice thereof to the Company via facsimile (the "VOID COMPANY REPURCHASE NOTICE"). Upon the Company's receipt of such Void Company Repurchase Notice(s) prior to payment of the full applicable repurchase price to each holder, (x) the Company's Repurchase in Lieu of Exercise shall be null and void with respect to those Repricing Rights submitted for exercise and for which the applicable repurchase price has not been paid and (y) the holder of such Repricing Rights shall the rights of unexercised Repricing Rights as set forth in this Section 5. If the Company fails to timely effect a Company Repurchase in Lieu of Exercise in accordance with this Section 5(g), the Company shall not be allowed to submit another Notice of Company Repurchase in Lieu of Exercise without the prior written consent of the holders of at least two-thirds (2/3) of the Repricing Rights then outstanding.

                  (v) Company Must Have Immediately Available Funds or Credit Facilities. The Company shall not be entitled to send any Notice of Company Repurchase in Lieu of Exercise pursuant to Section 5(g)(ii) above and begin the repurchase procedure under this Section 5(g), unless it has:

                           (A) the full amount of the Repurchase Price of Company Repurchase in Lieu of Exercise in cash, available in a demand or other immediately available account in a bank or similar financial institution;

                           (B) credit facilities, with a bank or similar financial institutions that are immediately available and unrestricted for use in repurchasing the Repricing Rights, in the full amount of the Repurchase Price of Company Repurchase in Lieu of Exercise;

                           (C) a written agreement with a standby underwriter or qualified buyer ready, willing and able to purchase from the Company a sufficient number of shares of stock to provide proceeds necessary to repurchase any Repricing Right that is not exercised prior to a Company Repurchase in Lieu of Exercise; or

                           (D) a combination of the items set forth in the preceding clauses (A), (B) and (C), aggregating the full amount of the Repurchase Price of Company Repurchase in Lieu of Exercise.

         6.       COMPANY'S RIGHT TO REPURCHASE AT ITS ELECTION.

         a. Repurchase Rights. Notwithstanding anything herein to the contrary but subject to Sections 6(d) and 6(e) and the last sentence of Section 6(c) below, the Company shall have the right, in its sole discretion, to repurchase ("REPURCHASE AT THE COMPANY'S ELECTION"), from time to time, any or all of the Initial Common Shares and the Repricing Rights associated with such Initial Common Shares at the Repurchase Price at the Company's Election (as defined below). If the Company elects to repurchase some, but not all, of the Initial Common Shares and the associated Repricing Rights, the Company shall repurchase an amount from each holder equal to such holder's pro-rata amount (based on the number of Initial Common Shares with associated Repricing Rights held by such holder relative to the number of Initial Common Shares with associated Repricing Rights outstanding) of all Initial Common Shares and associated Repricing Rights being repurchased. Notwithstanding the foregoing, the Company shall be entitled to repurchase Initial Common Shares and the associated Repricing Rights pursuant to this Section 6 only as single units. Accordingly, the Company shall not be entitled to repurchase any Common Share pursuant to this Section 6 if the associated Repricing Right has been exercised and shall not be entitled to repurchase any Repricing Right pursuant to this Section 6 if the associated Common Share has been sold.

         b. Repurchase Price at the Company's Election. The "REPURCHASE PRICE AT THE COMPANY'S ELECTION" shall be an amount per Common Share and associated Repricing Right equal to (i) with respect to any Date of Repurchase at the Company's Election prior to the date which is 120 days after the Closing Date, 119% of the Purchase Price and (ii) with respect to any Date of Repurchase at the Company's Election on or after the date which is 120 days after the Closing Date, 128% of the Purchase Price.

         c. Mechanics of Repurchase at the Company's Election. The Company shall effect each such repurchase no sooner than 10 Trading Days nor later than 20 Trading Days after delivering written notice of its Repurchase at the Company's Election via facsimile and overnight courier ("NOTICE OF REPURCHASE AT THE COMPANY'S ELECTION") to (i) each holder of the Initial Common Shares and the associated Repricing Rights and (ii) the Transfer Agent. Such Notice of Repurchase at the Company's Election shall indicate (A) the number of Initial Common Shares and associated Repricing Rights that have been selected for repurchase, (B) the date that such repurchase is to become effective (the "DATE OF REPURCHASE AT THE COMPANY'S ELECTION") and (C) the applicable Repurchase Price at the Company's Election. Notwithstanding the above, any holder may sell any Initial Common Shares and exercise any Repricing Rights that such holder is otherwise entitled to exercise for shares of Common Stock pursuant to Section 5 above, on or prior to the date immediately preceding the Date of Repurchase at the Company's Election, including Initial Common Shares and Repricing Rights that have been selected for Repurchase at the Company's Election pursuant to this Section 6. Notwithstanding anything to the contrary in this Section 6, any holder of Initial Common Shares and Repricing Rights selected for repurchase by the Company may elect, at such holder's sole discretion, at any time prior to the Date of Repurchase at the Company's Election, to terminate such holder's Repricing Rights selected for repurchase by the Company in lieu of the Company having the right to repurchase such holder's related Initial Common Shares, by delivering written notice of such election to the Company.

         d. Payment of Repurchase Price. Each holder submitting Initial Common Shares being repurchased under this Section 6 shall send such holder's Stock Certificates so repurchased to the Company within five (5) Business Days after the Date of Repurchase at the Company's Election, and the Company shall pay the applicable Repurchase Price at the Company's Election to that holder in cash within three Business Days after such holder's Stock Certificates are so delivered to the Company. If the Company shall fail to pay the applicable Repurchase Price at the Company's Election to such holder on a timely basis as described in this Section 6(d), in addition to any remedy such holder of Initial Common Shares may have under this Agreement, such unpaid amount shall either (a) bear interest at lesser of (i) the rate of 2.0% per month or (ii) the highest lawful rate (prorated for partial months) until paid in full or (b) demand the return of such holder's Stock Certificates.

         e. Company Must Have Immediately Available Funds or Credit Facilities. The Company shall not be entitled to send any Notice of Repurchase at the Company's Election pursuant to Section 6(c) above and begin the repurchase procedure under this Section 6, unless it has:

                  (i) the full amount of the Repurchase Price at the Company's Election in cash, available in a demand or other immediately available account in a bank or similar financial institution;

                  (ii) credit facilities, with a bank or similar financial institutions that are immediately available and unrestricted for use in repurchasing the Initial Common Shares and associated Repricing Rights, in the full amount of the Repurchase Price at the Company's Election;

                  (iii) a written agreement with a standby underwriter or qualified buyer ready, willing and able to purchase from the Company a sufficient number of shares of stock to provide proceeds necessary to repurchase any Initial Common Shares and associated Repricing Rights that have not been sold or exercised, respectively, prior to a Repurchase at the Company's Election; or

                  (iv) a combination of the items set forth in the preceding clauses (i), (ii) and (iii), aggregating the full amount of the Repurchase Price at the Company's Election.

         f. Certain Conditions During Notice Period. The Company shall not be entitled to repurchase the Initial Common Shares and associated Repricing Rights on a Date of Repurchase at the Election of the Company, unless each of the following conditions are satisfied as of the date of the Notice of Repurchase at the Company's Election and on each day from such date until and including the later of the Date of Repurchase at the Company's Election and the date on which the Company pays the applicable Repurchase Price:

                  (i) The Company's stockholders shall have approved the issuance of the Securities on or prior to the date of the Notice of Repurchase at the Company's Election;

                  (ii) The Registration Statement shall be effective and available for the sale of no less than 125% of the sum of (A) the number of Repricing Common Shares then issuable upon exercise of all outstanding Repricing Rights, (B) the number of Warrant Shares then issuable upon exercise of all outstanding Warrants and (C) the number of Initial Common Shares, Repricing Common Shares and Warrant Shares that are then held by the Buyers;

                  (iii) The Common Stock is listed for trading on The Nasdaq SmallCap or on a Subsequent Market and is not then suspended from trading thereon;

                  (iv) During the period beginning on and including the Closing Date and ending on and including the Date of Repurchase at the Company's Election, no event constituting a Major Transaction, including an agreement to consummate a Major Transaction, shall have occurred nor shall any pending event which would constitute a Major Transaction have been publicly disclosed;

                  (v) During the period beginning on the Closing Date and ending on and including the Date of Repurchase at the Company's Election, the Company shall have delivered Repricing Common Shares on a timely basis in accordance with Section 5 and the Company shall have delivered Warrant Shares upon exercise of the Warrants to the Buyers on a timely basis as set forth in Sections 2(a) and 2(b) of the Warrants and otherwise the Company shall have been in compliance with and shall not have breached in any material respect the provisions of this Agreement, the Warrants, the Registration Rights Agreement or the Irrevocable Transfer Agent Instructions; and

                  (vi) A Repurchase at the Company's Election shall not have occurred previously.

         7.       REPURCHASE AT OPTION OF HOLDERS.

                  a. Repurchase Option Upon Major Transaction or Triggering Event. In addition to all other rights of the holders of the Securities contained herein, simultaneous with or after the occurrence of a Major Transaction (as defined below) or a Triggering Event (as defined below), each holder of Initial Common Shares or Repricing Rights shall have the right, at such holder's option, to require the Company to repurchase all or a portion of such holder's Initial Common Shares or Repricing Rights at a price equal to (i) for each Common Share with an associated Repricing Right, the greater of (A) 130% of the Purchase Price and (B) the sum of (I) the Purchase Price and (II) the product of (x) the Repricing Rate of the Repricing Right on the date of such holder's delivery of a notice of repurchase and (y) the last reported sale price of the Common Stock (as reported by Bloomberg) on the date of such holder's delivery of a notice of repurchase, (ii) for each Repricing Right without the associated Common Share, the product of (x) the Repricing Rate of the Repricing Right on the date such holder's delivery of a notice of repurchase and (y) the last reported sale price of the Common Stock (as reported by Bloomberg) on the date of such holder's delivery of a notice of repurchase and (iii) for each Common Share without an associated Repricing Right, 130% of the Purchase Price (the "REPURCHASE PRICE").

                  b. "Major Transaction". A "MAJOR TRANSACTION" shall be deemed to have occurred at such time as any of the following events:

                  (i) the consolidation, merger or other business combination of the Company with or into another person (other than (A) a consolidation, merger or other business combination in which holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such surviving entity or entities, or
         (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company);

                  (ii) the sale or transfer of all or substantially all of the Company's assets; or

                  (iii) a purchase, tender or exchange offer made to and accepted by the holders of more than 40% of the outstanding shares of Common Stock.

                  c. "Triggering Event". A "TRIGGERING EVENT" shall be deemed to have occurred at such time as any of the following events:

                  (i) the failure of the Registration Statement to be declared effective by the SEC on or prior to the 210th day after the Closing Date;

                  (ii) during the Effectiveness Period, the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the holder of the Securities for sale of the Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of ten Trading Days in aggregate (excluding any "blackout" periods permitted by the terms of the Registration Rights Agreement);

                  (iii) suspension from listing or delisting of the Common Stock from The Nasdaq SmallCap Market or on any Subsequent Market for a period of five consecutive days, unless such delisting is due to the Company having the Common Stock relisted on a Subsequent Market within such five day period;

                  (iv) the Company's notice to any holder of Repricing Rights, including by way of public announcement, at any time, of its intention not to comply or inability to comply with proper requests for exercise of any Repricing Rights into shares of Common Stock;

                  (v) the Company's failure to deliver Repricing Common Shares within ten days of an Exercise Date or to pay the amount due in respect of a Buy-In within ten days after notice of such Buy-In is delivered to the Company;

                  (vi) the Company is not required to issue any Repricing Common Shares due to the provisions of Section 12(n) or the Company is otherwise unable to issue Repricing Common Shares upon delivery of an Exercise Notice for any reason;

                  (vii) if the Company is required to obtain stockholder approval of the issuance of the Securities pursuant to Section 4(j), the Company's stockholders fail to approve the issuance of the Repricing Common Shares within 135 days of a Proxy Statement Trigger Date;

                  (viii) the Company breaches any representation, warranty, covenant or other material term or condition of any Transaction Document or the Irrevocable Transfer Agent Instructions or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby or hereby, and such breach, if curable, continues for a period of at least ten days after written notice thereof to the Company; or

                  (ix) the commencement by or against the Company or a Subsidiary of voluntary or involuntary (which involuntary proceeding is not dismissed within 30 days of the filing thereof) case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar proceeding.

         d. Mechanics of Repurchase at Option of Buyer Upon Major Transaction. No sooner than 15 days nor later than 10 days prior to the consummation of a Major Transaction, but not prior to the public announcement of such Major Transaction, the Company shall deliver written notice thereof via facsimile and overnight courier (a "NOTICE OF MAJOR TRANSACTION") to each holder of Initial Common Shares, the Repricing Common Shares and the Repricing Rights. At any time after receipt of a Notice of Major Transaction (or, in the event a Notice of Major Transaction is not delivered at least 10 days prior to a Major Transaction, at any time on or after the date which is 10 days prior to a Major Transaction), any holder of the Securities then outstanding may require the Company to repurchase all or a portion of the holder's Initial Common Shares, Repricing Common Shares or Repricing Rights then outstanding by delivering written notice thereof via facsimile and overnight courier (a "NOTICE OF REPURCHASE AT OPTION OF BUYER UPON MAJOR TRANSACTION") to the Company, which Notice of Repurchase at Option of Buyer Upon Major Transaction shall indicate
(i) the number of such securities that such holder is submitting for repurchase, and (ii) the applicable Repurchase Price, as calculated pursuant to Section 7(a).

         e. Mechanics of Repurchase at Option of Buyer Upon Triggering Event. Within one (1) day after the occurrence of a Triggering Event, the Company shall deliver written notice thereof via facsimile and overnight courier (a "NOTICE OF TRIGGERING EVENT") to each holder of Initial Common Shares, Repricing Common Shares or Repricing Rights. At any time after the earlier of a holder's receipt of a Notice of Triggering Event and such holder becoming aware of a Triggering Event, but in no event later than fifteen (15) Business Days after a holder's receipt of a Notice of Triggering Event, any holder of such securities then outstanding may require the Company to repurchase all or a portion of the holder's Initial Common Shares, Repricing Common Shares or Repricing Rights then outstanding by delivering written notice thereof via facsimile and overnight courier (a "NOTICE OF REPURCHASE AT OPTION OF BUYER UPON TRIGGERING EVENT") to the Company, which Notice of Repurchase at Option of Buyer Upon Triggering Event shall indicate (i) the number of such securities that such holder is submitting for repurchase, and (ii) the applicable Repurchase Price, as calculated pursuant to Section 7(a).

         f. Payment of Repurchase Price. Upon the Company's receipt of a Notice(s) of Repurchase at Option of Buyer Upon Triggering Event or a Notice(s) of Repurchase at Option of Buyer Upon Major Transaction from any holder of Initial Common Shares, Repricing Common Shares or Repricing Rights, the Company shall immediately notify each holder of Initial Common Shares, Repricing Common Shares or Repricing Rights by facsimile of the Company's receipt of such Notice(s) of Repurchase at Option of Buyer Upon Triggering Event or Notice(s) of Repurchase at Option of Buyer Upon Major Transaction and each holder which has sent such a notice shall promptly submit to the Company such holder's Stock Certificates which such holder has elected to have repurchased. The Company shall deliver the applicable Repurchase Price, in the case of a repurchase pursuant to Section 7(e), to such holder within five (5) Business Days after the Company's receipt of a Notice of Repurchase at Option of Buyer Upon Triggering Event and, in the case of a repurchase pursuant to Section 7(d), the Company shall deliver the applicable Repurchase Price immediately prior to the consummation of the Major Transaction; provided that a holder's Stock Certificates, if Initial Common Shares are being repurchased, shall have been so delivered to the Company; provided further that if the Company is unable to repurchase all of the Initial Common Shares or the Repricing Rights to be repurchased, the Company shall repurchase an amount from each holder of such securities being repurchased equal to such holder's pro-rata amount (based on the number of such securities held by such holder relative to the total number of such securities outstanding) of all such securities being repurchased. If the Company shall fail to repurchase all of the Initial Common Shares or the Repricing Rights submitted for repurchase, in addition to any remedy such holder of such securities may have under this Agreement, the Warrants and the Registration Rights Agreement, the applicable Repurchase Price payable in respect of such unrepurchased Initial Common Shares or Repricing Rights, as the case may be, shall bear interest at the lesser of (i) rate of 2.0% per month or
(ii) the highest lawful rate (prorated for partial months) until paid in full. Until the Company pays such unpaid applicable Repurchase Price in full to a holder of Initial Common Shares or Repricing Rights submitted for repurchase, such holder shall have the option (the "VOID OPTIONAL REPURCHASE OPTION") to, in lieu of repurchase, require the Company to promptly return to such holder(s) all of such securities that were submitted for repurchase by such holder(s) under this Section 7 and for which the applicable Repurchase Price has not been paid, by sending written notice thereof to the Company via facsimile (the "VOID OPTIONAL REPURCHASE NOTICE"). Upon the Company's receipt of such Void Optional Repurchase Notice(s) prior to payment of the full applicable Repurchase Price to such holder, (i) the Notice(s) of Repurchase at Option of Buyer Upon Triggering Event or the Notice(s) of Repurchase at Option of Buyer Upon Major Transaction, as the case may be, shall be null and void with respect to those securities submitted for repurchase and for which the applicable Repurchase Price has not been paid and (ii) the Company shall immediately return any Initial Common Shares submitted to the Company by each holder for repurchase under this Section 7 and for which the applicable Repurchase Price has not been paid.

         8.       TRANSFER AGENT INSTRUCTIONS.

                  The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Buyer or its respective nominee(s), for the Repricing Common Shares and the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon exercise of the Warrants or the Repricing Right, as the case may be (the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS"). Prior to registration of the Initial Common Shares, the Repricing Common Shares and the Warrant Shares for sale under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 4(m) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section , and stop transfer instructions to give effect to Section 2(f) (in the case of the Initial Common Shares, the Repricing Common Shares and the Warrant Shares, prior to registration of the Initial Common Shares, the Repricing Common Shares and the Warrant Shares under the 1933 Act) will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section shall affect in any way each Buyer's obligations and agreements set forth herein to comply with all applicable prospectus delivery requirements, if any, upon resale of the Securities. Unless otherwise directed by a Buyer, within five Business Days after the Registration Statement has been declared effective by the SEC, the Company shall cause its transfer agent to deliver one or more certificates to each Buyer representing the Initial Common Shares, the Repricing Common Shares and the Warrant Shares, if any, held by such Buyer against delivery of the certificates then held by such Buyer, which certificates shall be in such name and in such denominations as specified by such Buyer and shall not bear any legends, and all other shares of Common Stock issuable in respect of the Securities during such time as a Registration Statement is effective shall be issued free of all restrictive legends. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this
Section 8 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 8, that the Buyers shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

         9.       CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

                  Closing Date. The obligation of the Company hereunder to issue and sell the Initial Common Shares and the related Repricing Rights and Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

                  (i) Such Buyer shall have executed each of this Agreement and the Registration Rights Agreement (in a form mutually agreeable to the Company and the Buyers) and delivered the same to the Company.

                  (ii) Such Buyer shall have delivered to the Company the Purchase Price for the Initial Common Shares and the related Repricing Rights and Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

                  (iii) The representations and warranties of such Buyer shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which need only be true and correct as at such date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants and agreements required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

                  (iv) The Company shall have consummated its offering of $125,000,000 (U.S.) principal amount of high yield notes at a yield not in excess of 12 1/2 % per annum pursuant to Rule 144A under the 1933 Act, without any accompanying offering of Common Stock warrants (the "HIGH YIELD OFFERING").

                  (v) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by the Transaction Documents relating to the issuance of any of the Securities.

         10.      CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

                  Closing Date. The obligation of each Buyer hereunder to purchase the Initial Common Shares and the related Repricing Rights and Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion:

                  (i) The Company shall have executed and delivered each of the Transaction Documents to such Buyer.

                  (ii) The Common Stock shall be authorized for quotation on The Nasdaq SmallCap Market or on a Subsequent Market, trading in the Common Stock shall not have been suspended by the SEC, The Nasdaq Stock Market or any Subsequent Market, and all of the Initial Common Shares and the Warrant Shares issuable upon exercise of the Warrants to be purchased at the Closing shall be listed for trading on The Nasdaq SmallCap Market or on a Subsequent Market.

                  (iii) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which need only be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants and agreements required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, without limitation, an update as of the Closing Date regarding the representation contained in Section 3(c) above.

                  (iv) Such Buyer shall have received the opinion of Haynes and Boone, LLP dated as of the Closing Date, in form, scope and substance customary for a transaction of this type and satisfactory to such Buyer.

                  (v) The Company shall have executed and delivered to such Buyer (i) the Stock Certificates (in such denominations as such Buyer shall request) for the Initial Common Shares, and (ii) the Warrants being purchased by such Buyer at the Initial Closing.

                  (vi) The Board of Directors of the Company shall have adopted resolutions consistent with Section 3(b)(ii) above and in a form reasonably acceptable to such Buyer (the "RESOLUTIONS").

                  (vii) As of the Initial Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the exercise of the Repricing Rights and exercise of the Warrants, at least 5,857,144 shares of Common Stock.

                  (viii) The Irrevocable Transfer Agent Instructions, in the form of Exhibit A attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

                  (ix) The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing (or similar instrument) of the Company and each Subsidiary in such corporation's jurisdiction of incorporation issued by the Secretary of State (or similarly authority) of such jurisdiction of incorporation as of a date within ten days of the Closing Date.

                  (x) The Company shall have delivered to such Buyer a secretary's certificate certifying as to (A) the Resolutions, (B) certified copies of its Certificate of Incorporation and (C) By-laws, each as in effect at the Closing.

                  (xi) The Company shall have delivered to such Buyer a certified copy of its Certificate of Incorporation as certified by the Secretary of State of the Company's jurisdiction of incorporation within ten days of the Closing Date.

                  (xii) The Company shall have delivered to such Buyer copies of proxy agreements, in a form reasonably acceptable to such Buyer, executed by each executive officer and director of the Company pursuant to which such persons agree to vote in favor of the matters described in Section 4(j).

                  (xiii) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by the Transaction Documents as such Buyer or its counsel may reasonably request.

                  (xiv) The Company shall have consummated the High Yield Offering.

                  (xv) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by the Transaction Documents relating to the issuance of any of the Securities.

         11. INDEMNIFICATION. In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, officers, directors, employees and direct or indirect investors and any of the forgoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), as incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby,
(b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents any other certificate, instrument or document contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance, breach or enforcement of the Transaction Documents, (d) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or
(e) the status of such Buyer or holder of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         12.      GOVERNING LAW; MISCELLANEOUS.

                  a. Governing Law. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

                  b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

                  c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                  e. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein (including the Original Agreement), and the Transaction Documents (inclusive of the schedules and exhibits thereto) contain the entire understanding of the parties with respect to the matters covered herein and therein. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least one-half (1/2) of the Securities (determined on an as exercised into Common Stock basis at the time of such determination) held by holders or former holders of the Initial Common Shares then outstanding, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Securities then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents or holders of the Initial Common Shares, as the case may be.

                  f. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:00 p.m. (New York time) on a Business Day, (iii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 6:00 p.m. (New

York time) on any date and earlier than 11:59 p.m. (New York time) on such date; or (iv) upon receipt, when delivered by a reputable overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

         If to the Company:

                  Queen Sand Resources, Inc.
                  3500 Oak Lawn, Suite 380, LB#31
                  Dallas, Texas 75219
                  Telephone:        214-521-9955
                  Facsimile:        214-521-9960
                  Attention:        President

                           and

                  Queen Sand Resources, Inc.
                  30 Metcalfe Street, Suite 620
                  Ottawa, Ontario, Canada K1P 5L4
                  Telephone:        613-230-7211
                  Facsimile:        613-230-6055
                  Attention:        President

         With a copy to:

                  Haynes and Boone, LLP
                  901 Main Street
                  Suite 3100
                  Dallas, Texas 75202
                  Telephone:         214-651-5553
                  Facsimile:         214-651-5940
                  Attention:         William L. Boeing, Esq.

         If to a Buyer, to its address and facsimile number on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers.

         Each party shall provide five days' prior written notice to the other party of any change in address or facsimile number.

                  g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Initial Common Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least two-thirds (2/3) of the Initial Common Shares, Repricing Common Shares, Warrants, Warrant Shares and

Repricing Rights (determined on an as exercised into Common Stock basis at the time of such determination) held by holders or former holders of the Initial Common Shares then outstanding, including by merger or consolidation. A Buyer may not assign some or all of its rights hereunder without the consent of the Company; provided, however, that a Buyer may assign some on all of its rights hereunder to an affiliate or a fund under its common management, but any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption.

                  h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                  i. Survival. Unless this Agreement is terminated under Section 12(l), the representations, warranties, covenants and agreements of the parties hereto, shall survive the Closings and issuances of the Repricing Common Shares. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

                  j. Publicity. The Company and each Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

                  k. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this the Transaction Documents and the consummation of the transactions contemplated thereby.

                  l. Termination. In the event that the Closing shall not have occurred with respect to a Buyer on or before July 7, 1998 due to a failure to occur of a High Yield Offering or the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 9 and 10 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), any party (with respect to a failure to occur of a High Yield Offering) or the nonbreaching party (with respect to other Closing conditions) shall have the option to terminate this Agreement on the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 12(l), the Company shall be obligated to reimburse the non-breaching Buyers for such Buyers' expenses (including attorneys' fees and expenses) in connection with negotiating and preparing the Transaction Documents and consummating the transactions contemplated thereby.

                  m. Placement Agent. The Company acknowledges that it has engaged Jesup & Lamont Securities Corporation as placement agent in connection with the sale of the Securities, which placement agent may have formally or informally engaged other agents on its behalf. The Company shall be responsible for the payment of any placement agent's fees or brokers commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out of pocket expenses), as incurred, arising in connection with any such claim.

                  n. Limitation on Number of Common Shares. Notwithstanding any other provision herein, the Company shall not be obligated to issue any shares of Common Stock upon exercise of the Repricing Rights if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue upon exercise of the Repricing Rights (the "EXCHANGE CAP") without breaching the Company's obligations under the rules or regulations of The Nasdaq Stock Market, Inc. (taking into account the number of Initial Common Shares issued on the Closing Date, the Repricing Rights, Repricing Common Shares previously issued, Warrants and Warrant Shares previously issued), except that such limitation shall not apply in the event that the Company (a) obtains the approval of its stockholders as required by applicable rules and regulations of The Nasdaq Stock Market, Inc. for issuances of Common Stock in excess of such amount or (ii) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the holders of a majority of the Repricing Rights then outstanding. Until such approval or written opinion is obtained, no holder of Repricing Rights shall be issued, upon exercise of Repricing Rights, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap amount multiplied by (ii) a fraction, the numerator of which is the number of Repricing Rights initially acquired by such Buyer pursuant to this Agreement and the denominator of which is the aggregate amount of all the Repricing Rights acquired by all Buyers pursuant to this Agreement (the "CAP ALLOCATION AMOUNT"). In the event that any Buyer shall sell or otherwise transfer any of such Buyer's Repricing Rights, the transferee shall be allocated a pro rata portion of such Buyer's Cap Allocation Amount. In the event that any holder of Repricing Rights shall exercise all of such holder's Repricing Rights into a number of shares of Common Stock which, in the aggregate, is less than such holder's Cap Allocation Amount, then the difference between such holder's Cap Allocation Amount and the number of shares of Common Stock actually issued to such holder pursuant to the exercise of Repricing Rights shall be allocated to the respective Cap Allocation Amounts of the remaining holders of Repricing Rights on a pro rata basis in proportion to the number of Repricing Rights then held by each such holder. Nothing contained in this Section shall relieve any obligations of the Company pursuant to Section 4(j) and 7(c)(vii).

                  o. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                  p. Remedies. Each Buyer and each holder of Initial Common Shares, Repricing Common Shares or Repricing Rights shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

                  q. Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers pursuant to the Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                                   * * * * * *

         IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.


                                           QUEEN SAND RESOURCES, INC.



                                           By:    /s/ BRUCE I. BENN
                                              ---------------------------------
                                              Name:      Bruce I. Benn
                                              Its:       Executive Vice
                                                         President


                                           JNC OPPORTUNITY FUND LTD.



                                           By:    /s/ NEIL CHAU
                                              ---------------------------------
                                              Name:      Neil Chau
                                              Title:


                                           DIVERSIFIED STRATEGIES FUND,  L.P.

                                           By:    Encore Capital Management, LLC


                                                  By:   /s/ NEIL CHAU
                                                     --------------------------
                                                     Name:   Neil Chau
                                                             Title:


                                           CSM GMBH



                                           By:    /s/ MARTIN HUFF
                                              ---------------------------------
                                              Its:       Managing Director
                                              Name:      Martin Huff

                 IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer or one of its officers thereunto duly authorized as of the date set forth below.



AGGREGATE PURCHASE PRICE OF SUCH COMMON STOCK: $


                           SIGNATURES FOR ENTITIES

         IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf this 8th day of July, 1998.

                                       THOMSON KERNAGHAN & CO., LTD., as Agent
                                       for the entities listed on the annexed
                                       schedule
                                       ---------------------------------------
365 Bay Street
Toronto, Ontario M5H 2V2
------------------------------
Address                                Printed Name of Subscriber
                                       THOMSON KERNAGHAN & CO., LTD.

                                       By: /s/   MARK VALENTINE
                                           -----------------------------------
Telecopier No.: (410) 307-8055         (Signature of Authorized Person)

                                       Mark Valentine, Vice President and
                                       Director
                                       ---------------------------------------
Toronto, Ontario                       Printed Name and Title
------------------------------
Jurisdiction of Incorporation
 or Organization


As of the date set forth below, the undersigned hereby accepts this Agreement and represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf.

QUEEN SAND RESOURCES, INC.


By:      /s/   BRUCE I. BENN
         ----------------------------
Title:   Executive Vice President
Date:    July 8, 1998

                               SCHEDULE OF BUYERS



                                                                                        PURCHASE PRICE OF
       INVESTOR NAME                             ADDRESS                              INITIAL COMMON SHARES
-----------------------------       -----------------------------------------   ------------------------------------
JNC Opportunity Fund Ltd.           c/o Encore Capital Management, LLC                   $12,150,000 (U.S.)
                                    12007 Sunrise Valley Drive, Suite 460
                                    Reston, Virginia 20191
                                    Attn: Managing Member
                                    Facsimile: (703) 476-7711

                                    Robinson Silverman Pearce Aronsohn
                                    & Berman LLP
                                    1290 Avenue of the Americas
                                    New York, New York 10104
                                    Attn: Eric L. Cohen
                                    Facsimile: (212) 541-1432

Diversified Strategies Fun          c/o.Encore Capital Management, LLC                      $350,000 (U.S.)
                                    12007 Sunrise Valley Drive, Suite 460
                                    Reston, Virginia 20191
                                    Attn: Managing Member
                                    Facsimile: (703) 476-7711

                                    Robinson Silverman Pearce Aronsohn
                                    & Berman LLP
                                    1290 Avenue of the Americas
                                    New York, New York 10104
                                    Attn: Eric L. Cohen
                                    Facsimile: (212) 541-1432

CSM GmbH                            Kaiser Friedrich Promenade 93-95                      $4,000,000 (U.S.)
                                    B61348 Bad Homburg
                                    Germany
                                    Attn:: Martin Huff, Managing
                                    Director
                                    Facsimile (011) 49 6172-924925

Sovereign Partners L.P.             c/o Thomson Kernaghan & Co.                           $4,000,000 (U.S.)
                                    365 Bay Street
                                    Toronto, Ontario
                                    Canada M5H 2V2
                                    Attn: Mark Valentine
                                    Facsimile: (416) 860-6140

                                    Krieger & Prager
                                    319 Fifth Avenue, 3rd Floor
                                    New York, New York 10016
                                    Attn: Samuel M. Krieger
                                    Facsimile: (212) 213-2077





                                                                                   PURCHASE PRICE OF
       INVESTOR NAME                               ADDRESS                       INITIAL COMMON SHARES
---------------------------           ---------------------------------         -----------------------
Dominion Capital Fund Ltd.             c/o Thomson Kernaghan & Co.                 $2,500,000 (U.S.)
                                       365 Bay Street
                                       Toronto, Ontario
                                       Canada M5H 2V2
                                       Attn: Mark Valentine
                                       Facsimile: (416) 860-6140

                                       Krieger & Prager
                                       319 Fifth Avenue, 3rd Floor
                                       New York, New York 10016
                                       Attn: Samuel M. Krieger
                                       Facsimile: (212) 213-2077
Canadian Advantage, L.P.               c/o Thomson Kernaghan & Co.                  $500,000 (U.S.)
                                       365 Bay Street
                                       Toronto, Ontario
                                       Canada M5H 2V2
                                       Attn: Mark Valentine
                                       Facsimile: (416) 860-6140

                                       Krieger & Prager
                                       319 Fifth Avenue, 3rd Floor
                                       New York, New York 10016
                                       Attn: Samuel M. Krieger
                                       Facsimile: (212) 213-2077
Advantage (Bermuda) Fund,              c/o Thomson Kernaghan & Co.                  $500,000 (U.S.)
Ltd.                                   365 Bay Street
                                       Toronto, Ontario
                                       Canada M5H 2V2
                                       Attn: Mark Valentine
                                       Facsimile: (416) 860-6140

                                       Krieger & Prager
                                       319 Fifth Avenue, 3rd Floor
                                       New York, New York 10016
                                       Attn: Samuel M. Krieger
                                       Facsimile: (212) 213-2077


LIST OF SCHEDULES

SCHEDULE 3(a)                       Subsidiaries
SCHEDULE 3(c)                       Capitalization
SCHEDULE 3(e)                       Conflicts
SCHEDULE 3(o)                       Liens
SCHEDULE 3(u)                       Certain Transactions



LIST OF EXHIBITS

EXHIBIT A         Form of Irrevocable Transfer Agent Instructions
EXHIBIT B         Form of Exercise Notice
EXHIBIT C         Form of Warrant
EXHIBIT D         Form of Registration Rights Agreement

                                   EXHIBIT B

                           QUEEN SAND RESOURCES, INC.
                        REPRICING RIGHT EXERCISE NOTICE

Reference is made to the Amended and Restated Securities Purchase Agreement, dated as of July 8, 1998, by and among Queen Sand Resources, Inc. (the "COMPANY") and the buyers named therein (the "SECURITIES PURCHASE AGREEMENT"). In accordance with and pursuant to the Securities Purchase Agreement, the undersigned hereby elects to exercise the number of Repricing Rights (as defined in the Securities Purchase Agreement) of the Company, indicated below for shares of Common Stock, par value $.0015 per share (the "COMMON STOCK"), of the Company, by tendering this Repricing Right Exercise Notice. Capitalized terms used and not otherwise defined in this Notice that are defined in the Securities Purchase Agreement shall have the respective meanings set forth in the Securities Purchase Agreement.

Date of Exercise:                                             ----------------------------------------------

Number of Repricing Rights to be exercised:                   ----------------------------------------------

PLEASE CONFIRM THE FOLLOWING INFORMATION:

         Repricing Price:                                     ----------------------------------------------

         Market Price:                                        ----------------------------------------------

         Number of shares of Common Stock to be issued:       ----------------------------------------------

PLEASE ISSUE THE COMMON STOCK FOR WHICH THE REPRICING RIGHTS ARE BEING EXERCISED
IN THE FOLLOWING NAME AND TO THE FOLLOWING ADDRESS:

         Issue to:                                            ----------------------------------------------
                                                              ----------------------------------------------
                                                              ----------------------------------------------
                                                              ----------------------------------------------

         Facsimile Number:                                    ----------------------------------------------

         Authorization:                                       ----------------------------------------------

                                                              By:
                                                                 -------------------------------------------

                                                              Title:
                                                                    ----------------------------------------

         Dated:                                               ----------------------------------------------
         Account Number:
           (if electronic book entry transfer):               ----------------------------------------------

         Transaction Code Number
           (if electronic book entry transfer):               ----------------------------------------------

         Thomson Kernaghan & Co., Ltd. is executing this Agreement as Agent for the following investors:

         Sovereign Partners, LP                             $ 4,000,000
         c/o Southridge Capital Management LLC
         Executive Pavilion - Suite 01
         90 Grove Street
         Ridgefield, Connecticut  06877

         Dominion Capital Fund Ltd.                         $ 2,500,000
         c/o Citco Fund Service Ltd.
         Bahamas Financial Center
         P.O.B. CB 13146
         Nassau, Bahamas

         Canadian Advantage L.P.                            $   500,000
         c/o Thomson Kernaghan & Co., Ltd.
         365 Bay Street
         Suite 1000 - 10th Floor
         Toronto, Ontario M5H 2V2

         Advantage (Bermuda) Fund, Ltd.                     $   500,000
         Washington Mall
         3rd Floor
         Church Street
         Hamilton, Bermuda

         Each investor expressly disclaims beneficial ownership in any securities owned by any other investor for whom Thomson Kernaghan & Co., Ltd. is acting as agent.